EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT





To the Board of Directors
XRG, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 7, 2003 on the financial statement of XRG, Inc. as of March 31, 2003 and March 31, 2002, which appears in XRG's Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.





/s/  Pender Newkirk & Company, CPAs
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Pender Newkirk & Company, CPAs
Tampa, Florida
October 1, 2003






MTC/ej/300040